EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of March 8, 2005, between EFH Partners, LLC, a Delaware limited liability company (the “Purchaser”), and Empire Financial Holding Company, a Florida corporation (the “Company”).

WHEREAS, the Company is authorized to issue 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”);

WHEREAS, prior to the closing of the transactions contemplated by this Agreement the Company will designate 7,000 shares of its Preferred Stock as Series B Convertible Preferred Stock (“B Preferred Stock”) and 8,000 shares of its Preferred Stock as Series C Convertible Preferred Stock (“C Preferred Stock”) each having the rights and designations as are set forth on Exhibit A hereto;

WHEREAS, the Company currently has issued and outstanding approximately 3,542,525 shares of Common Stock and 10,000 shares of Series A Preferred Stock;

WHEREAS, the Company wishes to sell to the Purchaser 7,000 shares of B Preferred Stock and the Purchaser wishes to purchase 7,000 shares of B Preferred Stock, upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Purchaser and Empire have simultaneously herewith entered into an agreement, whereby Purchaser will at the Closing Date (as defined below) loan to Empire $250,000 (the “Loan Agreement”);

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

Company:_______	Purchaser:_______

1.	Purchase and Sale of B Preferred Stock and Grant of Option.
	1.1	Purchase of B Preferred Stock.	At the Closing (as defined below);

(a)        The Company agrees to issue to the Purchaser 7,000 shares of its B Preferred Stock and an option, in the form attached hereto as Exhibit B, to purchase up to 1,666,666 shares of its Common Stock (the “Company Option”), and the Purchaser agrees to pay to the Company $700,000 (the “BPS Purchase Price”) for such shares and the Company Option.

(b)        The Company will deliver to the Purchaser a certificate for 7,000 shares of B Preferred Stock registered in the name of the Purchaser (the “B Certificate”).

(c)        The Company will deliver to the Purchaser the Company Option.

(d)        The Purchaser will deliver to the Company the BPS Purchase Price by

(i)                paying to the Company $500,000 by certified or bank check (the “Purchase Price Check”); and

(ii)               delivering to the Company for cancellation a promissory note in the principal amount of $200,000 made by the Company and payable to Turquoise Partners, LLC (the “Turquoise Note”).

1.2        Legend.          The B Certificates and all certificates representing shares of Common Stock deliverable upon conversion of the B Preferred Stock and exercise of the Company Option shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), SHALL HAVE BECOME EFFECTIVE WITH

Company:_______	Purchaser:_______

RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

2.	Closing and Escrow.

2.1        Closing.          The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, New York 10022 at 10:00 A.M. on the second business day following the satisfaction of the last of the closing conditions set forth in Sections 7.5 and 7.6, or at such other place, date or time as shall be mutually agreed on by the Company and the Purchaser (such time and such date or such other agreed upon time and date is called the “Closing Date”).

2.2        Escrow. The Purchase Price Check, the Turquoise Note, and the director resignations contemplated in Section 5.1 shall simultaneously with the execution of this Agreement be delivered to Greenberg Traurig, LLP, 13155 Noel Road, Suite 600, Dallas, Texas 75240, to be held by Greenberg Traurig, LLP pursuant to the terms of that certain escrow agreement, dated of even date herewith, among Kevin M. Gagne, the Gagne First Revocable Trust, the Company, the Purchaser and Greenberg Traurig, LLP (the “Escrow Agreement”) .

3.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, that:

3.1        Authority and Compliance. The Company has full power and authority to execute and deliver this Agreement, the Loan Agreement and the Escrow Agreement. The Company has taken all corporate actions, which are necessary to authorize the execution,

Company:_______	Purchaser:_______

delivery and performance of this Agreement, the Loan Agreement, the Escrow Agreement, the issuance of the B Preferred Stock, and the consummation of the transactions contemplated hereby and thereby. This Agreement, the Loan Agreement and the Escrow Agreement have been duly and validly executed and delivered on behalf of the Company and constitute a valid obligation of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, arrangement or moratorium laws or similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (whether asserted in an action at law or in equity).

3.2        No Breach; No Default. Neither the execution, delivery or performance of this Agreement, the Loan Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby and thereby by the Company, (a) conflicts with or results in any breach of, (b) constitutes a default under, (c) results in a violation of, or (d) gives any third party any right to accelerate any obligation under, any contract to which the Company is a party or by which any of its assets are bound, nor conflicts with or violates any provision of the Company’s Certificate of Incorporation or Bylaws.

3.3        Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any corporation, company, partnership, joint venture, other entity or natural person (collectively, a “Person”) in connection with the execution, delivery and performance by the Company of the transactions contemplated by this Agreement, the Loan Agreement or the Escrow Agreement, except for the NASD Approval and AMEX Rules Compliance (as defined below).

Company:_______	Purchaser:_______

3.4        Capitalization of the Company. The total authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which approximately 3,542,525 shares of Common Stock and 10,000 shares of A Preferred Stock are currently issued and outstanding

3.5        Options, Etc. Except as set forth in Schedule 3.5, the Company does not have outstanding any

(a) options, warrants or other rights to purchase, acquire or convert into any shares of its capital stock or other equity securities, or

(b) any other agreement or right (preemptive, contractual or otherwise) to issue or sell any such shares of its capital stock or other equity securities.

3.6        No Restrictions on Securities. Except as may be set forth on the Exhibits to the SEC Reports (as defined below) the Company is not a party to any agreement relating to the voting of shares of its capital stock on any matter.

3.7        SEC Filings. The Company has filed all reports required to be filed by it under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2003 (the foregoing being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except as such SEC Reports may have been modified or amended by the subsequent filing of any SEC Report and except for the possible effect of any Mutual Fund

Company:_______	Purchaser:_______

Proceeding (as hereinafter defined). The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing, except as such financial statements may have been modified or amended by the subsequent filing of any SEC Report and except for the possible effect of any Mutual Fund Proceeding. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments, except as such financial statements may have been modified or amended by the subsequent filing of any SEC Report and except for the possible effect of any Mutual Fund Proceeding. As used in this Agreement, “Mutual Fund Proceeding” shall mean any action, suit, proceeding, arbitration or alternative dispute resolution mechanism, or any hearing, inquiry or investigation related to the trading of mutual fund shares by Empire financial Group, Inc., a wholly owned subsidiary of the Company (“EFG”), on behalf of its customers that has been commenced or may be commenced in the future by the SEC, the Attorney General of the State of New York or any other government or regulatory agency or authority.

3.8        B Preferred Stock. The B Preferred Stock to be issued to the Purchaser as contemplated by this Agreement will upon delivery to the Purchaser be duly authorized, validly issued, fully paid and non-assessable. The Company has reserved from its duly

Company:_______	Purchaser:_______

authorized (but unissued) Common Stock 1,166,667 shares of its Common Stock for issuance upon conversion of the B Preferred Stock.

3.9        Legal Proceedings; Customer Complaints. Except as described in the SEC Reports, there are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the Company’s actual knowledge, threatened `by, or against, the Company or any of its subsidiaries that are required to be disclosed in the SEC Reports or that specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. The Company has previously delivered to the Purchaser a true and correct list of all written complaints received by the Company or any of its subsidiaries from its customers with regard to the brokerage business of EFG since January 1, 2003 and the current status or disposition of such complaints.

3.10      Certain Correspondence. The Company has previously delivered to the Purchaser a true and correct copy of (a) the notice, dated July 22, 2004, received from the AMEX regarding the failure of the Company to meet the net worth requirement for continued listing and granting the Company until November 12, 2005 to comply with such minimum net worth requirement and (b) a letter dated May 24, 2004, from the SEC to EFG, advising EFG that the staff of the SEC intends to recommend that the SEC commence civil injunctive action and public administrative proceedings against EFG and certain of its former employees in connection with the trading of mutual fund shares on behalf of certain of EFG’s customers (collectively, the “Correspondence”). Neither the Company nor EFG has received any subsequent correspondence or other communication from the AMEX or SEC, as the case may be, that materially alters or modifies the matters described in the Correspondence.

Company:_______	Purchaser:_______

3.11      NASD.            The Company has previously provided to the Purchaser a true and correct copy of the membership agreement between EFG and the National Association of Securities Dealers, Inc. (the “NASD”). The Company has previously provided to the Purchaser true and correct copies of all exit letters and other material written correspondence received by EFG from the NASD since January 1, 2003.

4.         Representations and Warranties of the Purchaser to the Company. The Purchaser hereby represents and warrants to the Company as follows:

4.1        Good Standing; Authority and Compliance. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full power and authority to execute and deliver this Agreement, the Loan Agreement, the Escrow Agreement and the Company Option. This Agreement, the Loan Agreement and the Escrow Agreement have been duly and validly executed and delivered on behalf of the Purchaser and constitute (and when executed the Company Option will constitute) valid obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, arrangement or moratorium laws or similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (whether asserted in an action at law or in equity). Except for the NASD Approval, no consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance of this Agreement, the Loan Agreement

Company:_______	Purchaser:_______

or the Escrow Agreement by the Purchaser or the consummation of the transactions contemplated thereby by the Purchaser.

4.2        No Conflict. The performance of this Agreement, the Loan Agreement or the Escrow Agreement by the Purchaser and the consummation of the transactions contemplated hereby or thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) the Certificate of Formation or the Operating Agreement of the Purchaser or (ii) any contract or other agreement or instrument to which the Purchaser is a party.

4.3        Purchase for Own Account. The Purchaser is acquiring the B Preferred Stock and the Company Option for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to, or for the resale in connection with, any distribution thereof. The Purchaser understands that neither the B Preferred Stock nor the Company Option has been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.4        Restricted Securities. The Purchaser understands that the B Preferred Stock, the Company Option and any Common Stock received upon conversion of the B Preferred Stock or the exercise of the Company Option is characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such B Preferred Stock, Company Option and any Common Stock received upon conversion of the B Preferred Stock or the exercise of the Company Option may be resold

Company:_______	Purchaser:_______

without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.5        Accredited Investor Status. Each member of the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

5.	Covenants.

5.1        Board of Directors. Each of Mr. John J. Tsucalas and Mr. Bradley L. Gordon will simultaneously with the execution of this Agreement deliver their respective resignations as directors of the Company, which will be effective as of the Closing Date, and the board of directors of the Company shall prior to the Closing adopt resolutions (a) to increase the number of directors of the Company constituting the entire Board from four to five persons in accordance with the Company’s bylaws and (b) to elect three individuals as directors of the Company who were designated by the Purchaser and reasonably acceptable to the Company, two of whom must be independent in accordance with the AMEX regulations (the “Designees”), with two of the Designees to take office simultaneously with the Closing and the third Designee to take office as soon as the Company shall have complied with the provisions of Section 14 (f) of the Securities and Exchange Act of 1934, as amended.

5.2        Amex Rules Compliance. The Company and the Purchaser will use all commercially reasonable efforts to comply with, or to obtain a written waiver by the AMEX of, any applicable requirement that the transactions contemplated by this Agreement, (including without limitation the issuance of shares of Common Stock to the Purchaser pursuant to the

Company:_______	Purchaser:_______

Company Option) or by the Stock Exchange Agreement (as defined below), be approved by the shareholders of the Company in order that the Common Stock shall continue to be listed on the AMEX (the “AMEX Rules Compliance”).

5.3        NASD Approval. The Company and the Purchaser shall each use their commercially reasonable efforts to obtain the NASD Approval (as defined below) and to cooperate with each other in such efforts and will provide to each other copies of all communications with the NASD. Without limiting the generality of the foregoing, the Company agrees that it will within 10 business days after the date of this Agreement file with the NASD any notice, form or application that may be necessary or required by the NASD in order to obtain the NASD Approval and respond to any NASD request for additional information as soon as reasonably practicable, but in no event more than 10 business days after receiving such request. In respect thereto the Purchaser shall within 5 business days of a request therefore provide to the Company any information with regard to the Purchaser, any of its members and/or the Designees as shall be required or requested by the NASD. For purposes of this Agreement, the term “NASD Approval” shall mean the expiration of any applicable waiting period or the receipt of any required affirmative approval by the NASD relating to the consummation of the transactions contemplated by this Agreement, that certain Stock Exchange Agreement, dated the date hereof, by and between Kevin M. Gagne and the Gagne First Revocable Trust (collectively “Gagne Parties”) and the Company (the “Stock Exchange Agreement”) and that certain Stock Purchase and Option Agreement, dated the date hereof, by and between the Gagne Parties and the Purchaser (the “Gagne/Purchaser Agreement”).

5.4        Conduct of Business Until Closing Date. The Company hereby agrees with the Purchaser that from and after the date hereof until the Closing Date, the Company will:

Company:_______	Purchaser:_______

(a)        operate its business only in the usual, regular and ordinary manner, consistent with past practice;

(b)        neither (i) amend or change its Articles of Incorporation or By-Laws; (ii) merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the stock or assets of, any other entity; (iii) sell, lease or otherwise transfer any significant part of its assets other than in the ordinary course of business consistent with past practice, nor (iv) change the character of its business;

(c)        neither (i) increase the number of its shares of capital stock or other equity securities issued and outstanding, except for any issuances of Common Stock in accordance with the terms of any option, warrant or convertible security currently outstanding nor (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of its capital stock; provided however, that notwithstanding the foregoing, in addition the Company may (i) grant options to its employees, directors and consultants in accordance with its existing stock option plan, (ii) issue up to 500,000 shares of its Common Stock and (iii) issue warrants and/or shares of preferred stock to Greenberg Traurig, LLP as contemplated by that certain letter agreement, dated of even date herewith, between Greenberg Traurig, LLP and the Company, a copy of which has been previously delivered to the Purchaser; and

(d)        neither (i) declare, pay or make any dividend or other distribution or payment in respect of its outstanding shares of capital stock, nor (ii) purchase, redeem or otherwise acquire for consideration any shares of its capital stock.

6.         Conditions Precedent to the Obligations of the Company. The obligations of the Company pursuant to this Agreement are subject to the satisfaction at the Closing of each of

Company:_______	Purchaser:_______

the following conditions; provided, however, that the Company may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

6.1        Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

6.2        Performance of Agreements. The Purchaser shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

6.3        Loan Agreement. The Purchaser shall have made the Loan (as defined in the Loan Agreement) to the Company in accordance with the provisions of the Loan Agreement.

6.4        AMEX Rules Compliance. The AMEX Rules Compliance shall have been obtained.

6.5        NASD Approval. The NASD Approval shall have been obtained.

6.6        Other Transactions. The transactions contemplated by the Stock Exchange Agreement and the Gagne/Purchaser Agreement (collectively, the “Other Transactions”) shall have been consummated.

6.7        Order. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against the Company and be in effect that prohibits or restricts the consummation of the transactions contemplated by this Agreement or makes such consummation illegal (with the Company agreeing to use its commercially reasonable efforts to have any such prohibition lifted).

Company:_______	Purchaser:_______

6.8        Member Representation Letter. Each member of the Purchaser shall deliver to the Company a representation letter, in a form reasonably acceptable to the Company, that such member is an Accredited Investor.

7.         Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Purchaser may, in his sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

7.1        Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

7.2        Performance of Agreements. The Company shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

7.3        Board of Directors. The Board of Directors shall have been reconstituted as provided in Section 5.1.

7.4        Registration Rights. The Company shall have executed and delivered to the Purchaser a registration rights agreement, in the form of Exhibit C annexed hereto, granting to the Purchaser certain registration rights with regard to the shares of Common Stock into which the B Preferred Stock may be converted and the shares of Common Stock to be delivered to the Purchaser upon exercise of the Company Option.

7.5        AMEX Rules Compliance. The AMEX Rules Compliance shall have been obtained.

7.6        NASD Approval. The NASD Approval shall have been obtained.

Company:_______	Purchaser:_______

7.7        Other Transactions. The Other Transactions shall have been consummated.

7.8        NASD Regulation. The Company and its subsidiaries shall at all times from and after the date hereof to the Closing Date have been in compliance with all requirements of the NASD applicable to its business, except where the failure to be in compliance has not had a material adverse effect on the business, assets or prospects of the Company and its subsidiaries, taken as a whole.

7.9        Order. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against the Purchaser and be in effect that prohibits or restricts the consummation of the transactions contemplated by this Agreement or makes such consummation illegal (with the Purchaser agreeing to use its commercially reasonable efforts to have any such prohibition lifted).

8.	Termination.

(a)        If the Closing has not occurred within 120 days from the date hereof, either party may, in its sole discretion, terminate this Agreement by advising the other party in writing of its election to do so, in which event this Agreement shall immediately terminate; provided that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any agreement or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; and further provided that any such termination shall not relieve any party from any liability that such party may have on account of the breach by such party, prior to such termination, of any covenant or agreement made by such party herein.

Company:_______	Purchaser:_______

(b)        If, the net loss applicable to common stockholders reflected in the Consolidated Statement of Operations for the year ended December 31, 2004 set forth in the Annual Report on Form 10-K to be filed by the Company for the year ended December 31, 2004 (the “2004 10-K”) shall exceed $1,000,000 or the total shareholder’s deficit reflected in the Consolidated Balance Sheet at December 31, 2004 set forth in the 2004 10-K shall not exceed $1,600,000, then, and in such event, the Purchaser, in its sole discretion may terminate this Agreement, at any time prior to the 16th day following the date on which the 2004 10-K is filed with the SEC, by advising the Company in writing of its electing to do so, in which event this Agreement shall immediately terminate.

9.	General Provisions.

9.1        Survival of Representations, Warranties, Covenants, and Agreements. The representations and warranties, contained in this Agreement shall survive the Closing until June 30, 2006; and any covenants and agreements contained herein shall survive for the periods indicated therein and if no time period is indicated therein shall survive indefinitely. Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.1, 4.1 and 4.3 shall survive the Closing indefinitely.

9.2        Expenses. The Company agrees to pay, promptly after demand is made, all reasonable out-of-pocket expenses incurred by the Purchaser in connection with this Agreement, including (but not limited to) the Purchaser’s legal fees, plus reasonable disbursements of such counsel, not to exceed 92,500 in the aggregate.

9.3        Notices. Any notices required or permitted to be given under this Agreement shall be given in writing to each other party and shall be deemed received by a party (a) when personally delivered to such party at its address as set forth below or (b) if sent by

Company:_______	Purchaser:_______

overnight courier, next day delivery, on the next business day following the date when given to the overnight courier service, addressed to such party as indicated below:

Company:_______	Purchaser:_______

If to the Company:	Empire Financial Holding Company

2170 West State Road 434, Suite 100

Longwood, Florida 32779

Attention: President

With a copy to:	Greenberg Traurig, LLP

13155 Noel Road, Suite 600

Dallas, Texas 75240

Attention: Phillip J. Kushner, Esq.

If to the Purchaser:	EFH Partners, LLC

c/o Morse, Zelnick, Rose & Lander, LLP

405 Park Avenue

New York, NY 10022

Attention: Mr. Steve Rabinovici

With a copy to:	Morse, Zelnick, Rose & Lander LLP

405 Park Avenue

New York, New York 10022

Attention: George Lander, Esq.

and

Arnold P. Kling, Esq.

545 MadisonAvenue, 6th Floor

New York, NY 10022

9.4        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.5        Headings. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

9.6        Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

Company:_______	Purchaser:_______

9.7        No Negative Construction Against Drafting Party. The parties acknowledge that they are sophisticated and are represented by experienced, knowledgeable attorneys. The parties agree that the normal rules of construction to resolve ambiguities against the party whose counsel drafted this Agreement shall not be followed in the interpretation of this Agreement. Consequently, no negative inference or interpretation shall be made by a court in enforcing the provisions of this Agreement against the party whose attorney drafted this Agreement.

9.8        Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. In addition, no change, waiver, discharge or termination may be made to this Agreement by the Company, unless approved by a vote of at least two-thirds of the “independent directors” of the Company. For purposes of this Agreement, an “independent director” shall be a person who would qualify as such under the rules therefor as promulgated by the AMEX.

9.9        Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

9.10      Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

Company:_______	Purchaser:_______

9.11      Entire Agreement. This Agreement together with the other agreements and documents referred to in this Agreement, constitutes the entire agreement of the parties and supersede all prior agreements and undertakings (including, without limitation, any term sheet previously entered into by the Company with the Purchaser with respect to the subject matter hereof) both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

9.12      Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.13      Interest or Overdue Amounts. Any amounts due to any party hereunder if not paid when due shall thereafter bear interest at the rate of 12% per annum until paid.

9.14      Attorneys Fees and Expenses. If any action shall be brought by any of the parties hereto based upon this Agreement or any of the transactions contemplated hereby, then and in such event, the party prevailing in any such action shall be entitled to recover reasonable legal fees and expenses incurred by such party in connection with such action.

Company:_______	Purchaser:_______

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EMPIRE FINANCIAL HOLDING COMPANY, a Florida corporation By: ______________________________ Donald A. Wojnowski Jr. President

EFH PARTNERS, LLC, a Delaware limited liability company By: ______________________________ Steven M. Rabinovici, Manager

Company:_______	Purchaser:_______